UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 21, 2009

POWERSHARES DB COMMODITY INDEX TRACKING FUND

(Registrant)

DB COMMODITY INDEX TRACKING MASTER FUND

(Rule 140 Co-Registrant)

(Exact Name of each Registrant as Specified in its Charter)

PowerShares DB Commodity Index Tracking Fund – Delaware	32-6042243 (Fund)
DB Commodity Index Tracking Master Fund – Delaware	30-0317551 (Master Fund)
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC
60 Wall Street
New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-32726

001-32727

(Commission File Number(s))

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As disclosed in the prospectus of PowerShares DB Commodity Index Tracking Fund (the “Fund”), the Commodity Futures Trading Commission and commodity exchange rules impose speculative position limits on market participants trading in five commodities included in the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ (the “Index”), namely, light, sweet crude oil, heating oil, gold, corn and wheat (the “Index Commodities”). The Index is comprised of futures contracts on the Index Commodities that expire in a specific month and trade on a specific exchange (the “Index Contracts”). Because the Fund is approaching position limits with respect to certain of the Index Contracts, the Fund plans to invest in other futures contracts based on the Index Commodities (“Replacement Futures Contracts”) when (and if) the Fund surpasses these position limits. When applicable, the specifications and weights of these Replacement Futures Contracts will be communicated on the Index Weights webpage of the Fund, which may be found at http://www.dbfunds.db.com/dbc/weights.aspx. This webpage will continue to disclose the Index Weights as it has since inception of the Fund, and will also disclose the Fund weights, which will reflect the weights of the underlying futures contracts of the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                  PowerShares DB Commodity Index Tracking Fund

By:	DB Commodity Services LLC, its Managing Owner

By:	/s/ Hans Ephraimson
Name:	Hans Ephraimson
Title:	Chief Executive Officer

By:	/s/ Michael Gilligan
Name:	Michael Gilligan
Title:	Principal Financial Officer

                                                                     DB Commodity Index Tracking Master Fund

	By:	DB Commodity Services LLC, its Managing Owner

	By:	/s/ Hans Ephraimson
	Name:	Hans Ephraimson
	Title:	Chief Executive Officer

	By:	/s/ Michael Gilligan
	Name:	Michael Gilligan
Date: May 21, 2009	Title:	Principal Financial Officer

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